Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 9, 2009, relating to the financial statements and financial statement schedule of Pinnacle Entertainment, Inc. appearing in the Annual Report on Form 10-K of Pinnacle Entertainment, Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
March 26, 2010